Exhibit 10.12

Supplemental Loan Agreement

This Supplemental Loan Agreement (hereinafter referred to as “this Agreement”) was executed by and among the following parties in the People’s Republic of China (hereinafter referred to as the “PRC”) on 29 November 2019:

Party A: Beijing Yunxiang Zhisheng Technology Co., Ltd, a limited liability company established under PRC laws (hereinafter referred to as “Yunxiang Zhisheng” or the “Lender”);

Party B: Weiqin Qiu, a PRC citizen, whose ID card number is:*;

Party C: Yulin Wang, a PRC citizen, whose ID card number is: * (referred to as the “Borrowers” together with Weiqin Qiu);

Party A, Party B and Party C are hereinafter individually referred to as “one party” and collectively referred to as the “parties” herein.

Whereas: The parties signed a Loan Agreement (“Loan Agreement”) on 18 July 2018, specifying Yunxiang Zhisheng provides the Borrowers with a loan of RMB10,000,000 as contributions payable by the Borrowers in establishing 100% registered capital of Kingsoft Cloud (Beijing) Information Technology Co., Ltd. (“Kingsoft Cloud Information”).

Now the parties arrive at the following supplemental agreement upon negotiation. Terms used but not defined in this Agreement shall have the same meanings as those in the Loan Agreement:

1. Repayment

1.1

The Borrowers confirm the addition of the second paragraph in Article 4.1 of the Loan Agreement, as detailed below: During the loan period or extended loan period, once the relevant borrower under the Loan Agreement is no longer the shareholder of Kingsoft Cloud Information, the borrower shall make repayment immediately at the request of the lender, unless the lender requires the borrower to transfer without any consideration all his/her equity in Kingsoft Cloud Information to the lender or any third party designated thereby according to the relevant agreements with the borrower and the borrower is thus no longer the shareholder of Kingsoft Cloud Information.

2. Governing Laws and Settlement of Disputes

2.1 Governing laws

The conclusion, validity, interpretation, performance, modification and termination of this Agreement and settlement of disputes hereunder shall be governed by the PRC laws.

2.2 Settlement of disputes

Any dispute arising from the interpretation and performance of this Agreement shall be settled preferably by the parties hereto through friendly negotiation. If the dispute cannot be resolved within 30 days after one party sends to the other parties a written request of resolving the dispute through negotiation, any party may refer the relevant dispute to China International Economic and Trade Arbitration Commission for arbitration pursuant to the arbitration rules thereof. The arbitration shall be held in Beijing. The arbitration award shall be final and binding on the parties.

3. Confidential Obligations

3.1

The parties acknowledge and determine that any oral or written information related to this Agreement and the contents thereof or exchanged among one another for the preparation or performance of this Agreement is deemed to be confidential. The parties shall keep all such confidential information confidential, and shall not disclose any confidential information to any third party without the written consent of other parties, except for the following information: (a) any information that is or will be in the public domain (other than through the receiving party’s unauthorized disclosure); (b) any information required to be disclosed in accordance with governing laws and regulations, stock trading rules, or orders of government departments or a court; or (c) information required to be disclosed by any party to its shareholders, directors, employees, or legal or financial advisers in connection with the transaction described in this Agreement (the said shareholder, director, employee or legal or financial advisor is also required to be bound by confidentiality obligations similar to those in this article). Disclosure of confidential information by any shareholder, director, employee or hired agency of any party shall also be deemed as disclosure of confidential information by that party, which party shall be liable for breach of contract according to this Agreement.

4. Others

4.1 Language

This Agreement shall be executed in Chinese and in four counterparts, with one held by each party. Each copy shall have the same legal force. This Agreement may have multiple signed copies, which constitute one and the same document. Signatures by fax or email or other e-signatures shall have the same legal effect as the original signature.

4.2 Title

The titles of this Agreement are set to facilitate reading only and shall not be used to interpret, explain or otherwise affect the meaning of the provisions of this Agreement.

4.3 Entry into force

This Agreement shall take effect from the date of signing by the parties.

4.4 Entire agreement

This Agreement constitutes an amendment and supplement to the Loan Agreement. In case of any inconsistency or conflict between this Agreement and the Loan Agreement, this Agreement shall prevail. The validity of relevant stipulations under this Agreement is superior to the same under the Loan Agreement. Matters not covered herein shall be as specified in the Loan Agreement.

[The remainder is intentionally left blank]

The parties have duly signed this Agreement on the date first above written

Beijing Yunxiang Zhisheng Technology Co., Ltd

/s/ Seal of Beijing Yunxiang Zhisheng Technology Co., Ltd

Signature:
Name:
Position: Legal Representative

The parties have duly signed this Agreement on the date first above written

Weiqin Qiu

/s/ Weiqin Qiu

The parties have duly signed this Agreement on the date first above written

Yulin Wang

/s/ Yulin Wang

Appendix I

18 July 2018

Loan Agreement

between

Borrowers as Shown in Appendix I

and

Beijing Yunxiang Zhisheng Technology Co., Ltd

Loan Agreement

This Loan Agreement (hereinafter referred to as the “Agreement”) was entered into by and between the following parties in the People’s Republic of China (hereinafter referred to as the “PRC”) on 18 July 2018:

(1)	The two borrowers listed in Appendix I to this Agreement (hereinafter referred to as the “Borrowers”)

Specific information (including domicile and ID card number) about the Borrowers is set out in Appendix I “List of Borrowers and Specific Information Thereof”.

(2)	Beijing Yunxiang Zhisheng Technology Co., Ltd (hereinafter referred to as the “Lender”)

Registered address: Room 4F01, 4/F, No. 33, Xiaoying West Road, Haidian District, Beijing

Legal representative: Yulin Wang

(The above two parties are severally referred to as “either party” and jointly as “ two (both) parties”.)

Whereas:

1.

The Lender agrees to provide the Borrowers with an interest-free loan of RMB ten million (RMB10,000,000.00) as the capital contribution payable by the Borrowers for 100% registered capital to establish Kingsoft Cloud (Beijing) Information Technology Co., Ltd. (hereinafter referred to as the “Company”);

2.	In order to clarify the rights and obligations of the Borrowers and the Lender under the above loan arrangement, the parties hereby agree as follows:

Article 1 Definitions

1.1	Unless the context otherwise requires, the following terms in this Agreement shall have the following meanings:

“Loan” means the principal respectively provided by the Lender to each of the Borrowers, such as the RMB-denominated loan listed in Appendix I to this Agreement;

“Amount” means the unpaid amount of the Borrowers under the loan;

“Repayment notice” has the meaning specified in Article 4.1 hereof;

“Repayment application” has the meaning specified in Article 4.2 hereof;

“PRC” means the People’s Republic of China, for the purpose of this Agreement, excluding Hong Kong, Macao and Taiwan.

1.2	The relevant terms mentioned in this Agreement shall have the following meanings:

“Article” shall be construed as a clause in this Agreement, unless otherwise specified in the context hereof;

“Taxes and fees” shall be construed as including any taxes, fees, duties or other charges of the same nature (including but not limited to any fines or interests related to failure to pay or delayed payment of such taxes and fees);

The “Borrowers” and the “Lender” shall be interpreted to include the successors and assignees licensed by the two parties in accordance with their respective interests.

1.3

Unless otherwise stated, reference to this Agreement or any other agreements or documents in this Agreement shall be construed, as the case may be, as the reference to the modification, change, substitution or supplement that have been made or may be made from time to time to this Agreement or such other agreements or documents.

1.4	Titles are for convenience of reference only.

1.5	Unless the context otherwise requires, the plural form shall be deemed to include the singular form and vice versa.

Article 2 Confirmation of the Loan Amount

2.1	The Borrowers and the Lender agree that the payment of the above loan shall be made in the following manner: The Lender shall pay the Borrowers RMB10 million before 30 September 2018.

2.2	The two parties confirm that the Borrowers shall perform the repayment obligations and other obligations under this Agreement to the Lender in accordance with this Agreement.

Article 3 Loan Term and Interest

3.1

The two parties confirm that no fixed term is set for the loan under this Agreement, from the date when the Lender pays the loan in accordance with Article 2.1 to the date on which the Borrowers repay the loan in accordance with Article 4.1 or 4.2.

3.2	The Lender confirms that it will not collect any interest on the loan.

Article 4 Repayment

4.1

The Lender may, at any time and at its absolute discretion, serve a repayment notice (hereinafter referred to as the “Repayment Notice”) to the Borrowers fifteen (15) days in advance, requesting the Borrowers to repay part or all of the amount. To the extent permitted by PRC laws, the Borrowers shall repay the loan to the Lender or its designated third party by transferring the equity of the target company (hereinafter referred to as the “equity of the company”) held by it; and the proportion of the transferred equity in the equity of the company held by such Borrowers at the time of the equity transfer shall be the same as the proportion of the amount required to be repaid in the amount borrowed by such Borrowers at the date of signing this Agreement.

4.2

The Borrowers may, at any time, serve a repayment application (hereinafter referred to as the “Repayment Application”) to the Lender fifteen (15) days in advance to apply for repayment of part or all of the amount. The Lender has an absolute discretion to decide whether to accept the repayment. To the extent permitted by PRC laws, the Borrowers shall repay the loan to the Lender or its designated third party by transferring the equity of the company held by it; and the proportion of the transferred equity in the equity of the company held by the Borrowers at the time of the equity transfer shall be the same as the proportion of the amount required for repayment in the amount borrowed by the Borrowers at the date of signing this Agreement.

4.3

If the Borrowers make repayment according to the above provisions of Article 4, the two parties shall simultaneously complete the equity transfer as stipulated in Article 4.1 or Article 4.2 above; while ensuring the repayment of the loan, the corresponding equity of the company has been legally and completely transferred to the Lender or its designated third party according to Article 4.1 or Article 4.2, and no pledge or any other form of encumbrance is set for such equity except for the Equity Pledge Agreement and the Exclusive Purchase Option Agreement signed with the Lender.

Article 5 Taxes and Fees

5.1	All taxes and fees related to the loan shall be borne by the Lender.

Article 6 Confidentiality

6.1

Regardless of whether this Agreement has been terminated or not, the Borrowers shall have the obligation to keep confidential (i) the conclusion, performance and contents of this Agreement, and (ii) the trade secrets, proprietary information, customer information and other information of confidential nature (hereinafter collectively referred to as “Confidential Information”) relating to the Lender that are known or received as a result of conclusion and performance of this Agreement. The Borrowers may use such Confidential Information only for the purpose of fulfilling its obligations under this Agreement. The Borrowers shall not disclose the above Confidential Information to any third party without the prior written consent of the Lender; otherwise, the Borrowers shall bear the default liabilities and compensate for the losses.

6.2

After termination of this Agreement, the Borrowers shall return, destroy or otherwise dispose of all documents, materials or software containing Confidential Information at the request of the Lender and cease to use such Confidential Information.

6.3	Notwithstanding the other provisions of this Agreement, the validity of Article 6 shall not be affected by suspension or termination of this Agreement.

Article 7 Notices

7.1	Any notice, request, demand and other correspondences required by this Agreement or made according to this Agreement shall be served in writing to the parties concerned.

7.2

The aforesaid notices or other correspondences shall be deemed to have been served: (i) upon sending, when sent by fax or telex; (ii) upon receipt, when delivered personally; (iii) five (5) days after being posted, when sent by post.

Article 8 Default Liabilities

8.1

The Borrowers undertake that they will bear corresponding compensation liability for any act, claim, cost, damage, expense, liability, loss and procedure suffered by or incurred to the Lender due to their breach of any of their obligations under this Agreement.

8.2	Notwithstanding the other provisions of this Agreement, the validity of this article shall not be affected by suspension or termination of this Agreement.

Article 9 Other Matters

9.1	This Agreement is executed in Chinese in five (5) counterparts.

9.2	The conclusion, validity, performance, modification, interpretation and termination of this Agreement shall be governed by the PRC laws.

9.3

Any dispute arising under and related to this Agreement shall be settled by the parties to the dispute upon negotiation. If the parties to the dispute fail to reach any agreement within thirty (30) days after the dispute arises, the dispute shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in Beijing pursuant to the arbitration rules thereof. The arbitration result shall be final and binding on the parties to the dispute. The parties agree and confirm that the arbitration tribunal and arbitrators shall have the right to grant any remedies (including provisional and permanent remedies) in accordance with this Agreement and the applicable PRC laws, and that during the formation of the arbitration tribunal or where appropriate, any party shall have the right to apply to a court with jurisdiction for provisional remedies.

9.4

Any rights, powers and remedies conferred on any party by any terms of this Agreement shall not preclude any other rights, powers or remedies conferred on it under the laws and other terms of this Agreement, and any party’s exercise of its rights, powers and remedies shall not preclude its exercise of other rights, powers and remedies enjoyed by it.

9.5

Any party’s failure to exercise or delay in exercising any rights, powers and remedies (hereinafter referred to as “the Rights “) conferred on it under this Agreement or laws shall not result in its waiver of the Rights, and the waiver of any single or part of the Rights shall also not preclude the party from exercising the Rights in other ways and exercising the other Rights.

9.6	The titles of the articles of this Agreement are for index purpose only and shall not be used for or affect the interpretation of the provisions of this Agreement under any circumstances.

9.7

Each term of this Agreement is severable and independent of other terms. If any term or terms of this Agreement become(s) invalid, illegal or unenforceable at any time, the validity, legality and enforceability of other terms of this Agreement shall not in any way be affected thereby.

9.8

Upon being signed, this Agreement shall replace any other legal documents previously signed by the parties for the same theme. Any amendment and supplement to this Agreement shall be executed in writing and shall take effect upon being duly signed by the parties thereto.

9.9

The Borrowers shall not transfer any of their rights and/or obligations under this Agreement to any third party without the prior written consent of the Lender, and the Lender shall have the right to transfer any of its rights and/or obligations under this Agreement to any third party designated by it after informing the other party.

9.10	This Agreement shall be binding on the legal successors of both parties. The appendixes hereto shall have the same legal force as the text hereof.

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Appendix I List of Borrowers and Specific Information Thereof

No.	Name	ID card No.	Address	Shareholding percentage	Amount of contribution (RMB 0’000)	Loan amount (RMB’ 0’000)
1.	Weiqin Qiu	*	*	80%	800	800
2.	Yulin Wang	*	*	20%	200	200

	Total			100%	1000	1000

[The remainder is intentionally left blank, only for signatures]

In witness thereof, this Loan Agreement has been executed by the following parties on the date and in the place first above written.

Borrowers:

Weiqin Qiu

/s/ Weiqin Qiu

Yulin Wang

/s/ Yulin Wang

Lender:

Beijing Yunxiang Zhisheng Technology Co., Ltd

/s/ Seal of Beijing Yunxiang Zhisheng Technology Co., Ltd

/s/ Yulin Wang
Name: Yulin Wang
Position: Legal representative